Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Registration Statement No. 333-124835 of First State Financial Corporation on Form S-8 of our report dated January 20, 2006 appearing in this Annual Report on the Form 10-K of First State Financial Corporation for the year ended December 31, 2005.
/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
Fort Lauderdale, Florida
March 7, 2006